Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 8, 2018, is entered into by and among FAIR ISAAC CORPORATION, a Delaware corporation (the “Borrower”), the Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, with respect to the following:

A.    The Borrower, the Administrative Agent and the Lenders have previously entered into that certain Amended and Restated Credit Agreement, dated as of December 30, 2014 (as amended, restated, supplemented or otherwise modified and in effect on the date hereof (including by the First Amendment to Amended and Restated Credit Agreement, dated as of April 16, 2015, and by the Second Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2017), the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

B.    The Borrower has requested an amendment to the Credit Agreement as set forth below.

C.     On the terms and subject to the conditions set forth in this Amendment, the Lenders are willing to agree to such amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Effectiveness. The effectiveness of the provisions of Section 2 of this Amendment are subject to the satisfaction of the conditions further described in Section 3 of this Amendment.

2.    Amendment.

(a)    Schedule 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety with Schedule 1.1(A) attached hereto as Annex A.

(b)    The outstanding Revolving Loans, L/C Commitments and Swing Line Commitments will be reallocated by the Administrative Agent on the Third Amendment Effective Date among the Lenders party hereto in accordance with their revised Percentages set forth on Schedule 1.1(A). Each Lender agrees to make all payments and adjustments necessary to effect such reallocation and the Borrower agrees that it shall pay all costs pursuant to Section 2.16 of the Credit Agreement incurred in connection with the reallocation.

(c)    The definition of “ABR” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the One Month Eurodollar Rate plus 1%. For purposes hereof, “Base Rate” shall mean the rate of interest per annum

(rounded upwards, if necessary, to the next 1/100 of 1%) publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in San Francisco, California (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). For purposes hereof, “One Month Eurodollar Rate” shall mean, subject to the implementation of a Replacement Rate in accordance with Section 2.12(c), with respect to any interest rate calculation for a Loan or other Obligation bearing interest at ABR, a rate per annum equal to the quotient of (i) the rate per annum as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which such rate is quoted, the next preceding Business Day for which such rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Eurocurrency Reserve Requirement in effect on such day. If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the next 1/100 of one percent), (A) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (B) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term. Any change in the ABR due to a change in the Base Rate, the Federal Funds Effective Rate or the One Month Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Effective Rate or the One Month Eurodollar Rate, respectively.

Each calculation by the Administrative Agent of the ABR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall the One Month Eurodollar Base Rate (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.12(c), in the event that a Replacement Rate with respect to the One Month Eurodollar Base Rate is implemented, then all references herein to One Month Eurodollar Base Rate shall be deemed references to such Replacement Rate.

(d)    The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the “or” at the end of clause (d) of such definition with “,”, (ii) adding a new clause (e) to such definition to read in its entirety as follows, “(e) has become the subject of a Bail-In Action or has a direct or indirect parent company that has become the subject of a Bail-In Action or”, (iii) renumbering the former clause (e) to be the new clause (f) of such definition, and (iv) replacing “(e)” in the last sentence thereof with “(f)”.

(e)    The definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Eurodollar Base Rate”: subject to the implementation of a Replacement Rate in accordance with Section 2.12(c), with respect to each Interest Period pertaining to a Eurodollar Loan, the greater of (a) zero and (b) the rate per annum as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at or about 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days prior to the first day of such Interest Period, for Dollar deposits being delivered in the London interbank eurodollar currency market for a term comparable to such Interest Period. In the event that such rate is not available as provided in the preceding sentence, the “Eurodollar Base Rate” shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the next 1/100 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate per annum at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. London time (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Lenders.

Each calculation by the Administrative Agent of the Eurodollar Base Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall the Eurodollar Base Rate (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.12(c), in the event that a Replacement Rate with respect to the Eurodollar

Base Rate is implemented, then all references herein to Eurodollar Base Rate shall be deemed references to such Replacement Rate.

(f)    The definition of “LIBOR Market Index Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“LIBOR Market Index Rate”: subject to the implementation of a Replacement Rate in accordance with Section 2.12(c), for any day, in the case of Dollars, the rate for one month interbank offered rate for deposits in Dollars as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor rate quoting service approved by the Administrative Agent, at approximately 11:00 A.M. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

(g)    The definition of “Other Company Debt Agreements” in Section 1.1 of the Credit Agreement is hereby amended by replacing the word “Company” with the word “Borrower”.

(h)    The definition of “Senior Notes” in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the “and” at the end of clause (a) of such definition with “,”, and (ii) adding a new clause (c) to such definition to read in its entirety as follows, “and (c) the $400,000,000 of senior notes issued pursuant to that certain Note Purchase Agreement, dated May 1, 2018, among the Borrower and the Purchasers listed on Schedule A thereto.”

(i)    The definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by replacing the date “December 30, 2019” with the date “May 8, 2023”.

(j)    Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms, in appropriate alphabetical order, each of which shall read in their entirety as set forth below:

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member County which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member County which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Interest Coverage Ratio”: for any four consecutive fiscal quarter period, the ratio of (a) EBITDA of the Borrower and its Subsidiaries for such period to (b) Interest Expense for the Borrower and its Subsidiaries for such period (in each case determined on a consolidated basis without duplication in accordance with GAAP).

“Replacement Rate”: as defined in Section 2.12(c).

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member County, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(k)    Section 1 (General) of the Credit Agreement is hereby amended by adding a new Section 1.5, which shall read in its entirety as follows:

“1.5    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definitions of “ABR”, “Eurodollar Base Rate” and “LIBOR Market Index”.”

(l)    Section 2.12 of the Credit Agreement is hereby amended by inserting the following language to the end of the preamble: “, and until a Replacement Rate is implemented in accordance with clause (c) below”, and inserting a new clause (c) at the end of such Section, which shall read in its entirety as follows:

“(c) Notwithstanding anything to the contrary in this Section 2.12, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in this Section 2.12 have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market, then the Administrative Agent may, to the extent practicable (with the approval of the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in this Section 2.12 occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Borrower and the Administrative Agent, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this clause (c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.1), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Borrower and the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Borrower and the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).”

(m)    Section 2.19(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) after giving effect to the requested increase, the aggregate amount of increases in the Total Commitments after May 8, 2018 shall not exceed $100,000,000;”

(n)    Section 4.10 of the Credit Agreement is hereby amended by replacing the word “Company” with the word “Borrower”.

(o)    Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.10    Use of Proceeds. Only use the proceeds of the Extensions of Credit to: (a) refinance certain debt outstanding on May 8, 2018, (b) finance fees and expenses incurred in connection with this Agreement (c) repurchase shares of the Borrower’s Capital Stock in accordance with applicable legal requirements and (d) provide for the working capital needs and general corporate purpose needs of the Borrower and its Subsidiaries.”

(p)    Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.1    Total Leverage Ratio.

(a) The Borrower shall not permit the Total Leverage Ratio on the last day of any fiscal quarter to exceed 3.25 to 1.00. Notwithstanding the foregoing, the maximum Total Leverage Ratio permitted under this Section 7.1 shall increase to 3.75 to 1.00 for each of the four consecutive fiscal quarter periods following a Permitted Acquisition with total consideration in excess of $50,000,000 (each such increase, an “Acquisition Step Up”); provided that (a) the Total Leverage Ratio shall not exceed 3.25 to 1.00 for at least two consecutive fiscal quarter periods before any subsequent Acquisition Step Up is permitted, (b) the Total Leverage Ratio shall not exceed 3.25 to 1.00 for the two consecutive fiscal quarter periods immediately prior to the Termination Date, (c) if the maximum Total Leverage Ratio in any Other Borrower Debt Agreement (including Section 10.1 of that certain Note Purchase Agreement, dated May 7, 2008 between the Borrower and the Purchasers listed on Schedule A thereto, and Section 10.1 of that certain Note Purchase Agreement, dated July 14, 2010 between the Borrower and the Purchasers listed on Schedule A thereto) is less than the maximum ratio permitted by this Section 7.1, then the maximum Total Leverage Ratio permitted by this Section 7.1 shall be deemed to be such lesser ratio.

(q)    Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.2    Coverage Ratios.

(a) If any Other Borrower Debt Agreement contains a Fixed Charge Coverage Ratio, the Borrower shall not permit the Fixed Charge Coverage Ratio on the last day of any fiscal quarter to be less than the ratio set forth in such Other Borrower Debt Agreement, which is 2.50 to 1.00 as of May 8, 2018.

(b) In the absence of a Fixed Charge Coverage Ratio in any Other Borrower Debt Agreement, the Borrower shall not permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 3.00 to 1.00.”

(r)    Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.6    Subsidiary Debt. Except for Subsidiary guarantees contemplated and in compliance with Section 6.11 or Subsidiary guarantees of any Indebtedness in respect of any Other Borrower Debt Agreement (so long as the Borrower complies with Section 6.11), the Borrower shall not permit its Subsidiaries to create, incur, assume or permit to exist any Indebtedness other than (i) Indebtedness owing to the Borrower or another Subsidiary, and (ii) other Indebtedness in an aggregate principal amount not exceeding 5% of the stockholders’ equity of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as shown on the most recent balance sheet delivered to the Administrative Agent in accordance with Section 6.1.”

(s)    Section 10 (Miscellaneous) of the Credit Agreement is hereby amended by adding a new Section 10.17, which shall read in its entirety as follows:

“10.17    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

3.    Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Third Amendment Effective Date”):

(a)    The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Administrative Agent and the Lenders.

(b)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Third Amendment Effective Date, certifying that (A) either (1) the copies of the certificate of incorporation of the Borrower and by-laws of the Borrower delivered most recently to the Administrative Agent prior to the Third Amendment Effective Date continue to be true and correct copies thereof as of the Third Amendment Effective Date or (2) attaching true and correct copies thereof as of the Third Amendment Effective Date and (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Amendment and the other documents executed or to be executed by the Borrower in connection with the transactions contemplated hereby.

(c)    The Administrative Agent shall have received an amended and restated Note for each Lender that has requested the same, duly executed and delivered by the Borrower in favor of each such Lender (the “Amended and Restated Notes”).

(d)    No Default or Event of Default shall have occurred and be continuing.

(e)    Each of the representations and warranties made by the Borrower in the Credit Agreement that does not contain a materiality or Material Adverse Effect qualification shall be true and correct in all material respects on and as of the Third Amendment Effective Date, and each of the representations and warranties made by the Borrower in the Credit Agreement that contains a materiality or Material Adverse Effect qualification shall be true and correct on and as of the Third Amendment Effective Date.

(f)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters described in clauses (d) and (e) above.

(g)    The Administrative Agent shall have received a legal opinion from Faegre Baker Daniels LLP, special counsel to the Borrower, dated as of the Third Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

(h)    All fees and expenses required to be paid to the Administrative Agent (including the reasonable and documented fees, charges and disbursements of external counsel for the Administrative Agent) and the Lenders on or prior to the Third Amendment Effective Date (including all fees payable pursuant to any engagement or fee letter) shall have been paid.

(i)    The issuance of the Senior Notes contemplated by clause (c) of the amended definition thereof shall have been consummated.

4.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    Authorization of Amendments. The execution and delivery of this Amendment and the Amended and Restated Notes by the Borrower and the performance by the Borrower of the Amended and Restated Notes and the Credit Agreement (as amended by this Amendment) (hereafter referred to as the “Amended Credit Agreement”): (i) are within the corporate power of the Borrower and (ii) have been duly authorized by all necessary corporate or other organizational actions on the part of the Borrower.

(b)    Enforceability. Each of this Amendment, the Amended Credit Agreement and the Amended and Restated Notes has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or at law).

(c)    Non-Contravention. The execution, delivery and performance by the Borrower of this Amendment, the Amended Credit Agreement and the Amended and Restated Notes do not (i) violate in any material respect any Requirement of Law applicable to the Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of the Borrower; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of the Borrower

(except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Amendment or the other Loan Documents), (iv) result in a revocation, termination or other material restriction on any licenses that would have a Material Adverse Effect or (v) violate in any material respect any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(d)    Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the execution and delivery of this Amendment by the Borrower, or the performance or consummation of the transactions contemplated hereby, except for those which have been made or obtained (or, in the case of a Form 8-K, will be made within the time period specified by the rules of the SEC) and are in full force and effect.

(e)    Representations and Warranties. The Borrower represents and warrants that as of the Third Amendment Effective Date and after giving effect to this Amendment (i) the representations and warranties of the Loan Parties set forth in Section IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date) and (ii) no Default or Event of Default has occurred and is continuing.

5.    Miscellaneous.

(a)    Reference to and Effect on the Credit Agreement and the other Loan Documents. Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects. The execution and delivery of this Amendment and performance of the Credit Agreement as amended by this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender Parties under, the Credit Agreement or any of the other Loan Documents.

(b)    Expenses. The Borrower acknowledges that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrower in accordance with Section 10.5 of the Credit Agreement.

(c)    Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)    Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

(e)    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

6.    Loan Documents. This Amendment is a Loan Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FAIR ISAAC CORPORATION, a Delaware corporation

By:	/s/ Michael J. Pung
Name: Michael J. Pung
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 3 - FICO]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Richard Hancock
Name: Richard Hancock
Title: Senior Vice President

[Signature Page to Amendment No. 3 - FICO]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Aaron Marks
Name: Aaron Marks
Title: Senior Vice President

[Signature Page to Amendment No. 3 - FICO]

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ D. Graeme Robertson
Name: D. Graeme Robertson
Title: Director

[Signature Page to Amendment No. 3 - FICO]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Andrew Beckman
Name: Andrew Beckman
Title: Senior Vice President

[Signature Page to Amendment No. 3 - FICO]

ANNEX A

SCHEDULE 1.1A

COMMITMENTS

Name of Lender	Revolving Commitment

Wells Fargo Bank, N.A.	$130,000,000
U.S. Bank National Association	$90,000,000
HSBC Bank USA, N.A.	$90,000,000
Bank of America, N.A.	$90,000,000
Total	$400,000,000